Exhibit 10.13
INTERNATIONAL DISTRIBUTION AGREEMENT
Amended and Restated
THIS INTERNATIONAL DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of this second day of June 2009, by and between:
MECAR S.A., a corporation organized and existing under the laws of Belgium, with its registered office at Rue Grinfaux, 50, 7181 Petit Roeulx-lez-Nivelles, Belgium (“Supplier”), and a subsidiary of The Allied Defense Group, Inc.; and
MECAR, LTD., (E.C.) a corporation organized and existing under the laws of the State of Bahrain, with its registered office at P.O. Box 140 14th Floor, The Tower Sheraton Commercial Complex, Manama, Bahrain (“Distributor”).
WHEREAS, Supplier is engaged in the design, development, manufacture, marketing, and sale of medium and large calibre ammunition for land-based weapon systems and of other defence products; and
WHEREAS, Distributor is engaged in the marketing and sale of ammunition, systems, and other defense products to the governments of certain countries; and
WHEREAS, Supplier and Distributor have previously entered into that certain International Distribution Agreement, dated February 25, 2000, under which Distributor has been authorized to act as an independent distributor of the Products (as hereinafter defined) subject to the terms and conditions set forth therein; and
WHEREAS, Supplier and Distributor have previously amended the above-mentioned International Distribution Agreement by letter dated June 11, 2008; and
WHEREAS, Supplier and Distributor now desire to further amend and restate in its entirety the above-mentioned International Distribution Agreement as set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the balance of the provisions of this Agreement, Supplier and Distributor agree as follows:
ARTICLE I — DEFINITIONS
1.1
Definitions. Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for all purposes of this Agreement and the definitions of such terms are equally applicable in the singular and plural forms:

(a)
Affiliate. The term “Affiliate” means any company or other entity that is, directly or indirectly, owned or controlled by either party to this Agreement or any company, other entity, or person that, directly or indirectly, owns or controls either party to this Agreement.

(b)	Products. The term “Products” means the products and services of Supplier that are specified on the Product List set forth in APPENDIX A to this Agreement.
(c)	Territory. The term “Territory” means those countries specified in APPENDIX B to this Agreement.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

(d)
Customer. The term “Customer” means any government of a country, or any political subdivision thereof, within the Territory, including any ministry, department, agency or instrumentality thereof, or any person or entity purchasing the Products for use by a Customer within the Territory.

(e)
Trademarks. The term “Trademarks” means Supplier’s trademarks, trade names, service marks or any similar name, or any combination thereof, or any other trademarks, trade names, or service marks owned or claimed by Supplier or its Affiliates.

ARTICLE II — APPOINTMENT
2.1
Appointment. Supplier hereby appoints Distributor as its exclusive authorized distributor in the Territory for the sale of Products to Customers, and Distributor hereby accepts this appointment. Supplier will not appoint another authorized distributor in the Territory for the sale of Products to Customers during the term of this Agreement, and Distributor will not sell in the Territory any products competitive with the Products during the term of this Agreement without Supplier’s prior written consent.

2.2
Limitations. Distributor agrees that it shall not, directly or indirectly, market, promote or sell the Products or offer to sell Products outside of the Territory without Supplier’s prior written consent. Distributor agrees that it will, without compensation, refer to Supplier all inquiries concerning the Products and received by Distributor (i) from persons or entities located outside the Territory or (ii) in connection with the Foreign Military Sales system of the United States Department of Defense or any successor thereof.

2.3
Independent Contractor. Distributor shall conduct its business in the purchase and resale of Products as a principal for its own account and at its own expense and risk. This Agreement does not in any way create the relationship of principal and agent, employer and employee, partners, joint venturers or any similar relationship between the parties. Distributor neither has nor shall have the power, right or authority to bind Supplier or to assume or create any obligation or responsibility, express or implied, on behalf of Supplier or in Supplier’s name, and Distributor shall not hold itself out to others as having such power, right or authority. Distributor has no authority to appoint an associate distributor or sub-distributor of Products. Nothing in this Agreement is intended, nor shall it be construed, as reserving to Supplier control over the business operations of Distributor, except as set forth herein. Nothing herein contained, however, shall restrict Supplier in providing instruction and guidance to Distributor in order to maintain Supplier’s standards of representation and service for the Products offered to Customers under this Agreement and protect the reputation of Supplier’s business and goodwill represented by the Trademarks.

ARTICLE III — SALES AND WARRANTY SERVICE
3.1
Promotion of Sales. Distributor shall use its best efforts to sell and promote the sale of Products within the Territory, and to provide prompt and competent service to Customers in connection with such sales, both at the time of and subsequent to delivery of Products to Customers. Distributor shall contract directly with Customers and Supplier shall not be a party to any such Customer/Distributor contract. Distributor shall be free to establish its own resale prices to the Customers without any limitations imposed by Supplier.

3.2
Facilities. Distributor will provide, staff, equip, and maintain facilities for the sale of Products in the Territory, and will maintain a sales staff with an adequate number of trained employees reasonably sufficient to meet the needs of the Territory.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

3.3
Warranty Service. Distributor will, according to the recommendations of Supplier, arrange for Supplier’s performance of warranty service where appropriate, both within the Territory and/or at Supplier’s facility in Belgium. Save as provided by the Supplier’s promotional material in relation to the Products the Distributor will not take any actions to attempt to obligate Supplier to provide any level of warranty service beyond any warranty set forth in the applicable purchase order.

ARTICLE IV — TERMS AND CONDITIONS OF SALE
4.1
Shipment. Except as the parties may otherwise hereafter agree in writing, Distributor shall purchase Products directly from Supplier and Supplier shall deliver such Products directly to Customers from Supplier’s facility in Belgium.

4.2
Terms of Sale. Pricing, payment, shipping, financing, and warranty terms shall be agreed upon by the parties in writing prior to Distributor’s placing of any purchase order with Supplier and shall be incorporated into such purchase order. All payments shall be made in the currency stated in the purchase order. Warranties shall not apply to any Products that have been altered after delivery to Distributor or Customers, as the case may be, without the express written consent of Supplier.

4.3
Order of Precedence. Any provision of any purchase order placed by Distributor that is inconsistent with any term of this Agreement shall be null and void unless such inconsistent provision is expressly accepted by Supplier in writing.

4.4
Acceptance. No purchase order shall be binding on Supplier until accepted in writing by a duly authorized employee of Supplier. Supplier may refuse to accept any purchase order for any reason. If Supplier rejects a purchase order of Distributor or if Supplier fails to accept a purchase order of Distributor within a reasonable period of time, Distributor may procure the Products covered by such purchase order from an alternative source.

4.5
Compliance with Laws. The parties shall comply with all applicable laws and regulations in the conduct of its business. and pertaining to the subject matter of this Agreement, including, without limitation, the export laws and regulations of Belgium. Should either party be or become aware of any applicable laws or regulations that are inconsistent with the provisions of this Agreement, such party shall promptly notify the other party in writing of such inconsistency. Supplier may, at its option, either waive the performance of such inconsistent provisions or terminate this Agreement. Distributor, at its sole expense, shall be responsible for obtaining and maintaining all licenses, permits, and approvals that are required by all appropriate governmental authorities with respect to Distributor’s conduct of its business and its performance under this Agreement. Furthermore, Distributor, at its sole expense, shall comply with any requirements of such governmental authorities for the registration or recording of this Agreement and/or for any required product registrations. Distributor shall furnish to Supplier, upon the latter’s request, written evidence from such governmental authorities of all such licenses, permits, clearances, authorizations, approvals, registrations, and recordings.

4.6	Export Licenses. Supplier shall be responsible for obtaining any necessary export licenses or other export approvals.
4.7
Force Majeure. Unless otherwise provided in a purchase order, Supplier shall not be liable for any failure to deliver hereunder, where such failure has been occasioned by fire, embargo, strike, failure to secure materials from the usual source of supply, or any other circumstance beyond Supplier’s control that prevents Supplier from making deliveries in the normal course of its business. Supplier shall, however, promptly make the delivery, at the agreed price, when any such cause or causes interfering with delivery shall have been removed.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

ARTICLE V — INDEMNIFICATION
5.1
Indemnification of Distributor. Supplier shall indemnify Distributor and its affiliates, officers, directors, agents and employees against, and hold them harmless from, any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys’ fees) in connection with (i) any breach of this Agreement by Supplier; (ii) any injury to persons or property arising solely out of a defect in the design, manufacture or materials of a Product; and (iii) any claims of trademark or patent infringement or other violations of intellectual property rights made by third parties in connection with the Products as sold by Supplier to Distributor.

5.2
Indemnification of Supplier. Distributor shall indemnify Supplier and its affiliates, officers, directors, agents and employees against, and hold them harmless from, any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys’ fees) in connection with (i) any breach of this Agreement by Distributor; and (ii) the operation of Distributor’s business.

ARTICLE VI — TRADEMARKS
6.1
Non-Exclusive License. Supplier hereby grants to Distributor a non-exclusive license to use the trade name “MECAR” as part of its trade name during the term of this Agreement solely in connection with the sale, distribution and marketing of the Products within the Territory, and only in such form and manner as has been approved in advance by Supplier in writing. Any such approval, once given, may be withdrawn by Supplier at any time.

6.1.1
During the term of this Agreement, Supplier will not grant any license to any other party for the use of the trade name “MECAR” within the Territory nor will Supplier or any Affiliate compete, directly or indirectly, with the activities of Distributor within the Territory that are conducted in accordance with this Agreement.

6.2
Other Trademarks. This Agreement does not license Distributor to use any other of the Trademarks. Distributor acknowledges and agrees that all Trademarks and the MECAR trade name shall remain the exclusive property of Supplier. Distributor further agrees that it shall not use any such Trademarks without the prior written consent of Supplier and, if such consent is granted, only in the form and manner approved by Supplier in writing. Any such consent, once granted, may be withdrawn by Supplier at any time.

6.3
Benefit of Use. Distributor acknowledges that any and all use by Distributor of the Trademarks, including, but not limited to, the use of “MECAR” as part of Distributor’s trade name, will inure solely to the benefit of Supplier. Distributor shall not attempt to acquire (by application to register trademarks or otherwise) or acquire any right to or under any Trademark, patent, copyright, design, goodwill or other property of Supplier. If any such rights should become vested in Distributor by operation of law or otherwise, Distributor will, on Supplier’s request, immediately assign any and all such rights to Supplier.

6.4
Labels and Markings. All Products shall bear the labels and marks and be contained in the packaging prescribed by Supplier. Distributor shall not, without the prior written consent of Supplier, remove or alter any patent numbers, trade names, trademarks, trademark registration numbers, notices, serial numbers, labels, tags or other identifying marks, symbols or legends affixed to any Products, containers or packages, or use any such items other than in connection with the Products.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

6.5
Termination of Use. Distributor agrees, upon the termination of this Agreement, for any reason whatsoever, to discontinue immediately any and all use of the Trademarks and the “MECAR” trade name or Distributor’s trade name incorporating the “MECAR” trade name or close variation thereof.

ARTICLE VII — PROPRIETARY INFORMATION
7.1
Obligation. Each party shall at all times safeguard and protect the proprietary information of the other party from disclosure to third parties with the same degree of care, which shall be no less than reasonable care, that such party uses to safeguard and protect its own proprietary information from disclosure to third parties.

7.2
Proprietary Information of Supplier. Without limiting the foregoing, proprietary information of Supplier shall be deemed to include all information and data relating to the design, development, engineering, demonstration, manufacture, marketing, and sale of the Products, including, without limitation, technical, financial, and commercial information and data relating thereto, that is furnished by Supplier to Distributor for purposes of implementing this Agreement and that is not in, or does not subsequently become a part of, the public domain.

ARTICLE VIII — STANDARDS OF CONDUCT
8.1	Warranties and Representations. Distributor represents, warrants and agrees that now and hereafter, during the term of this Agreement:
(i)
Distributor’s performance of business pursuant to this Agreement does and will not violate the laws, rules, orders, policies or regulations of Bahrain, Belgium, Switzerland, the United States, and any country located within the Territory;

(ii)
Neither Distributor nor any of its Affiliates, including their officers, employees, agents, nor anyone acting for or on their behalf, will export or re-export products or technology, or products manufactured from or containing Belgian or United States origin goods or technologies, except as permitted under Belgian, United States, and applicable local law;

(iii)
Neither Distributor nor any of its Affiliates, including their officers, employees and agents, nor anyone acting for or on their behalf, will make use of, disclose, or divulge to any third person any information of a proprietary, secret, or confidential nature relating to any business of Supplier or any of its Affiliates;

(iv)	Neither Distributor nor any of its employees are officials of any government, representatives of any political party, or candidates for public office; and
(v)
Neither Distributor nor any of its Affiliates, including their officers, employees and agents, nor anyone acting for or on their behalf, will, directly or indirectly, make, give, offer, promise, or authorize the payment or gift of money or anything of value to any government official or employee or to any political party or official thereof, or to any candidate for political office, or to any other person, while knowing or being aware of a high probability that all or a portion of such payment or gift will be offered, given, or promised, directly or indirectly, to any such official, employee, candidate, or political party for the purpose of influencing any act or decision of such person or party in his or its official capacity, including a decision to fail to perform official duties, or to induce such person or party to use his or its influence with the government to affect or influence any act or decision of such government to obtain, retain, or direct business to or for Supplier or any of its Affiliates.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

Certification. Distributor will from time-to-time, as requested by Supplier, execute the Standards of Conduct Certification in the form attached as APPENDIX C to this Agreement.
8.2
Effect of Breach. Distributor further acknowledges and agrees that breach of any of the warranties, representations, and agreements contained in this Article VIII will constitute a material breach of this Agreement. In such an event, and in addition to any other remedies to which Supplier may be entitled under law or this Agreement, (i) Supplier may, notwithstanding any other provision of this Agreement and at its option and in its sole discretion, terminate this Agreement immediately by written notice thereof to Distributor and (ii) Distributor shall indemnify and save Supplier and its Affiliates, and their respective officers, directors, employees, and agents, harmless from and against any liability, loss, damages, expenses, or claim of any kind based upon or arising out of such breach, including but not limited to, legal fees, court costs, and all other expenses incurred in connection with legal representation of Supplier’s choosing.

ARTICLE IX — REPORTS
9.1
Claims. Distributor shall promptly notify Supplier in writing of each claim of injury or damage that comes to the attention of Distributor regarding any of the Products and of any customer complaints regarding any Products. In addition, Distributor shall promptly notify Supplier in writing of any change in laws or regulations affecting the transactions or business contemplated in this Agreement.

ARTICLE X — TERM AND TERMINATION
10.1
Term. The term of this Agreement shall commence on the date of this Agreement and continue until December 31, 2011, and shall thereafter be automatically renewed for successive three-year terms, unless sooner terminated as hereinafter provided.

10.2
Unilateral Termination. Either party may terminate this Agreement as at December 31 2011 and at any time thereafter by giving notice of intent to terminate at least two hundred and forty (240) days prior to the end of such term.

10.3
Events of Default. Supplier, at its sole option, may terminate this Agreement immediately without prejudice to any other remedy to which it may be entitled at law, in equity, or otherwise under this Agreement, upon the occurrence of any of the following events of default by providing written notice to Distributor:

(a)
Any attempted transfer or assignment of this Agreement or any right or obligation hereunder by Distributor, or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership, control or active management of Distributor without Supplier’s prior written approval; or

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

(b)
Any formal legal dispute between or among principals, partners, managers, officers or stockholders of Distributor which, in the opinion of Supplier, may adversely affect the ownership, operation, management, business or interest of Distributor or Supplier; or

(c)
The conviction of Distributor or any principal officer of Distributor of any crimes that, in the opinion of Supplier, may adversely affect the ownership, operation, management, business or interest of Distributor or Supplier; or

(d)
The failure of Distributor to pay when due any indebtedness owing by Distributor to Supplier and such default has continued uncured for thirty (30) days after receipt by the Distributor of written demand for payment from Supplier, unless expressly waived in writing by Supplier; or

(e)
Distributor becomes insolvent, is declared bankrupt, files a petition for reorganization or bankruptcy, makes an assignment or composition for the benefit of creditors, or has a receiver appointed for it; or

(f)
Distributor uses one or more of the Trademarks, the “MECAR” trade name, or Distributor’s trade name incorporating the “MECAR” trade name or close variation thereof, except as permitted by this Agreement.

10.4	Termination upon Change of Ownership or Control of Supplier.
10.4.1	Definitions. For purposes of this section, the following definitions apply:
(a)	“Third Party” means any person or entity other than The Allied Defense Group, Inc., or its Affiliates.

(b)
“Change in Ownership or Control” means (i) the acquisition by a Third Party of either all or substantially all of the business and assets of Supplier or more than fifty percent (50%) of the voting shares of Supplier or (ii) the occurrence of any other event or circumstance that places actual control of the business and operations of Supplier in the hands of a Third Party.

10.4.2
Notice. Supplier shall provide Distributor with at least forty-five (45) calendar days written notice in advance of any anticipated Change in Ownership or Control; provided that, if Supplier’s giving of such notice would violate an obligation of confidentiality imposed upon Supplier by law or contract, Supplier shall give such notice to Distributor within five (5) business days of the occurrence of the Change in Ownership or Control.

10.4.3
Unilateral Termination. Within thirty (30) calendar days of Distributor’s receipt of Supplier’s notice of a Change in Ownership or Control, Distributor may, at its option and by written notice to Supplier, terminate this Agreement.

10.4.4
Irrevocable Waiver. Distributor’s failure to exercise its right of termination within the thirty (30) calendar day period provided for hereinabove shall, notwithstanding any other provision of this Agreement, be deemed an irrevocable waiver of that right.

10.4.5
Existing Purchase Orders. In the event that Distributor exercises its right of termination under this section, purchase orders issued by Distributor and accepted by Supplier prior to termination shall remain valid and enforceable and Supplier and Distributor shall continue to be bound thereby and by the terms of this Agreement with respect to such purchase orders.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

10.5
Material Breach. Either party may terminate this Agreement upon written notice to the other in the event that such other party has breached any of its material obligations under this Agreement, and such default has continued uncured for thirty (30) days after receipt by such other party of written notice of such default. Without limiting the foregoing or the parties’ rights and obligations under Section 4.7 hereof (Force Majeure), in the event that Supplier fails to deliver any Products in accordance with a mutually agreed upon delivery schedule and fails to cure its default within thirty (30) days of its receipt of Distributor’s written notice of default, Distributor may, in addition to or in lieu of any other rights and remedies that Distributor may have at law or under this Agreement, procure such Products from an alternative source.

10.6	Obligations upon Termination. From and after the date of termination:
(a)	Supplier will have no obligation to make further sales to Distributor except with respect to existing purchase orders as further described in Section 10.4.5; and

(b)
Distributor shall immediately pay to Supplier all amounts due in connection with this Agreement except with respect to existing purchase orders as further described in Section 10.4.5 (such purchase orders shall be paid when due under the terms of such purchase orders); and

(c)
Distributor shall immediately return to Supplier all copies of any documents or other materials containing any proprietary information of Supplier as described in Article VII, Proprietary Information, of this Agreement.

10.7
Waiver of Certain Claims. Distributor hereby waives any and all claims for compensation or damages of any kind whatsoever, including any claims based in whole or in part upon the contention that Distributor is entitled to receive any compensation for its expense and/or efforts in connection with this Agreement or any establishment or development of markets for the Products in the Territory hereunder.

ARTICLE XI — MISCELLANEOUS
11.1
Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Distributor may not assign or otherwise transfer its rights hereunder or any interest therein without the prior written consent of Supplier.

11.2
Governing Law. This Agreement shall be deemed to have been executed and entered into at Geneva, Switzerland, and shall be governed by and construed in accordance with the substantive laws of the Canton of Geneva, Switzerland, without regard to its conflict-of-law provisions. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement or any sale or purchase made pursuant hereto.

11.3
Arbitration. Any and all disputes arising out of or in connection with this Agreement shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect by an arbitration tribunal consisting of three arbitrators and judgment upon the award rendered may entered in any court having jurisdiction thereof. The place of arbitration shall be Geneva, Switzerland. The language of arbitration shall be English. Nationality shall not be grounds for the disqualification of an arbitrator. In the event of a dispute, an aggrieved party may seek interim judicial relief to prevent irreparable harm and such action shall not be considered a waiver of this arbitration clause. In any proceeding initiated by either party, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees in addition to any other relief that may be awarded.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

11.4
English Language. The official language of this Agreement is expressly stipulated to be the English language, and any notices, reports or other communications that are required to be provided hereunder shall be in English.

11.5
Consequential Damages. In no event shall Supplier be liable for any indirect, special, incidental or consequential damages resulting from Supplier’s performance or failure to perform under this Agreement, or for the furnishing, performance or use of any goods or services sold pursuant hereto, whether due to a breach of contract, breach of warranty, the negligence of Supplier, statutory liability, or otherwise and whether or not Supplier has been advised of the possibility of damages.

11.6
Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the party at the address set forth at the beginning of this Agreement or at such other address as a party may designate by giving notice as provided herein.

11.7
Survival. Paragraphs 5.1, 5.2, 6.3, 6.5, 9.1, 10.4.5, 10.6, and 10.7, and all of Articles VII, VIII, and XI of this Agreement shall survive and remain in full force and effect even after the termination of this Agreement for any reason whatsoever.

11.8	Headings. Article and paragraph headings are used for convenience only, and shall not be considered to define, limit or affect the interpretation or construction of this Agreement.
11.9	Waiver. No failure to enforce any provision of this Agreement shall be a continuing waiver of such provision or a waiver of any subsequent breach thereof.
11.10
Severability. If any provision (or portion thereof) of this Agreement is held invalid or unenforceable, the remainder of this Agreement will be read as if the invalid or unenforceable provision (or portion thereof) were omitted; provided that, the operation of this sentence shall not materially frustrate the intent and purposes of the parties as evidenced in this Agreement.

11.11
Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter, and supersedes any prior or contemporaneous agreements and understandings, written or oral, relating to the subject matter hereof, and any such prior or contemporaneous written or oral agreements and understandings are expressly cancelled.

11.12
Amendment. This Agreement may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought. Without limiting the generality of the foregoing, no modification of or addition to this Agreement shall be effected by Supplier’s shipment of Products following receipt of a purchase order or any other document from Distributor containing terms and conditions conflicting with or in addition to the terms and conditions contained in this Agreement.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives in duplicate originals, one such original being delivered to each of the parties.

MECAR, LTD.		MECAR, S.A.

By:		By:

	Name:		Name:

	Title:		Title:

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.
APPENDIX A
PRODUCT LIST
1. Except as provided in Paragraph 2 of this APPENDIX A, the Products shall include (i) those products and services listed in Supplier’s Ammunition Data Sheet Book 2009, a copy of which is attached as EXHIBIT 1, and (ii) those products and services, whether manufactured or provided by Supplier or by a third party, that Supplier has sold to Distributor within the preceding ten (10) calendar years.
2. Notwithstanding Paragraph 1 of this APPENDIX A, products and services, whether manufactured or provided by Supplier or by a third party, when offered for sale or sold by Supplier to Customers within the Territory through the Foreign Military Sales system of the United States Department of Defense, are excluded from the scope of this Agreement.
3. This APPENDIX A may be modified only in accordance with Paragraph 11.12 of this Agreement.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.
APPENDIX B
TERRITORY
1.	The following shall comprise the Territory: The Kingdom of Saudi Arabia.

2.	This APPENDIX B may be modified only in accordance with Paragraph 11.12 of this Agreement.

International Distribution Agreement
between MECAR, S.A., and MECAR, Ltd.
APPENDIX C
STANDARDS OF CONDUCT CERTIFICATION
1
In the connection with performance under the International Distribution Agreement, amended and restated and dated          , 2009, between MECAR, S.A. (“Supplier”), a subsidiary of The Allied Defense Group, Inc., and MECAR, LTD. (“Distributor”), and the business resulting there from, Distributor hereby certifies that:

(a)
Distributor is not owned by a government or government official or government employee or by a political party or party official or candidate for political office and does not retain or employ any such official, employee or candidate; and

(b)	Distributor has complied and will comply with all applicable laws; and
(c)
In accordance with the policy of Supplier and its Affiliates, neither Distributor nor any of its Affiliates, including their officers, employees, agents, and anyone acting for or on their behalf, will, directly or indirectly, make, give, offer, promise, or authorize the payment or gift of money or anything of value to any government official or employee or to any political party or official thereof, or to any candidate for political office, or to any other person, while knowing or being aware of a high probability that all or a portion of such payment or gift will be offered, given, or promised, directly or indirectly, to any such official, employee, candidate, or political party for the purpose of influencing any act or decision of such person or party in his or its official capacity, including a decision to fail to perform official duties, or to induce such person or party to use his or its influence with the government to affect or influence any act or decision of such government to obtain, retain, or direct business to or for Supplier or any of its Affiliates; and

(d)	Distributor will immediately notify Supplier in writing if future developments cause this Certification and the information reported herein to be no longer accurate or complete.
2	By affixing his signature to this Certification, the undersigned certifies that he is authorized to sign this Certification on behalf of Distributor.

Signature

Name and Title	Date